UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2004

THE OHIO ART COMPANY

(Exact name of registrant as specified in its charter)

Ohio	0-4479	34-4319140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 111, Bryan, OH		43506
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (419) 636-3141

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The Ohio Art Company  (the “Company”) today announced it has received notice from the Securities and Exchange Commission (SEC), granting the Company’s application to voluntarily withdraw from listing on the American Stock Exchange effective at the opening of business on August 23, 2004.  A copy of the press release announcing this event is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Exhibits

99.1                           Press release dated August 23, 2004, regarding delisting from the American Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE OHIO ART COMPANY

	By:	/s/ Jerry D. Kneipp
Name: Jerry D. Kneipp
Date: August 23, 2004		Title: Chief Financial Officer